Exhibit 99.1

ManpowerGroup Announces Acquisition of Ciber Spain
Deal Strengthens Capabilities in Fast-Growing IT Market

Madrid, Spain, February 15, 2017 – ManpowerGroup (NYSE: MAN), global leader in innovative workforce solutions, today announced signing a purchase agreement with Ciber, Inc. (NYSE: CBR), a leading global information technology consulting, services and outsourcing company, to acquire its business in Spain.

The acquisition further strengthens ManpowerGroup Spain’s capacity to deliver best-in-class IT staffing solutions, and complements the organic growth of its Experis brand, the professional resourcing and project-based workforce solutions arm of the company. The transaction is expected to close by the end of February, when Ciber’s business and employees will transfer to ManpowerGroup.

The deal builds on ManpowerGroup’s already well-established business in Spain. Started in 1988, ManpowerGroup Spain today offers diversified workforce solutions across five brands — Manpower, Experis, ManpowerGroup Solutions, Futurskill and Right Management. With 120 locations and more than 600 employees, ManpowerGroup Spain helps over 69,000 individuals find work every year, offering clients a broad range of staffing, development and workforce management solutions.

“As our clients continue to invest in and upgrade their technology platforms, this acquisition will help us meet the fast-growing demand for IT support and provide the solutions they need,” said Raul Grijalba, Executive President, ManpowerGroup Spain. “Ciber Spain’s deep industry knowledge and expertise are a natural fit within the ManpowerGroup family, and will help us continue to shift our business mix towards higher-value services for both clients and candidates.”

“The sale of Ciber Spain reflects continued execution against our plans to simplify our geographic footprint and focus our portfolio of offerings,” said Ciber President and Chief Executive Officer Michael Boustridge. "As a strategic buyer with local operations, we believe Manpower/Experis will provide a seamless transition and great continuity and service for our Spanish customers and employees.”

About ManpowerGroup
ManpowerGroup® (NYSE: MAN) is the world’s workforce expert, creating innovative workforce solutions for nearly 70 years. As workforce experts, we connect more than 600,000 people to meaningful work across a wide range of skills and industries every day. Through our ManpowerGroup family of brands – Manpower®, Experis®, Right Management® and ManpowerGroup® Solutions – we help more than 400,000 clients in 80 countries and territories address their critical talent needs, providing comprehensive solutions to resource, manage and develop talent. In 2016, ManpowerGroup was named one of the World’s Most Ethical Companies for the sixth consecutive year and one of Fortune’s Most Admired Companies, confirming our position as the most trusted and admired brand in the industry. See how ManpowerGroup makes powering the world of work humanly possible: www.manpowergroup.com.

About Ciber, Inc.
Ciber partners with organizations to develop technology strategies and solutions that deliver tangible business value. Founded in 1974, the company trades on the New York Stock Exchange (NYSE: CBR). For more information, visit www.ciber.com and follow us on Twitter, LinkedIn, Facebook, Google Plus and our blog.

ManpowerGroup Inc.’s Cautionary Statement Regarding Forward Looking Statements
This press release contains forward-looking statements related to ManpowerGroup, and the potential benefits of the acquisition, including statements regarding timing of closing and results of the proposed transaction. Actual events or results may differ materially from those contained in the forward-looking statements due to risks, uncertainties and assumptions. These risks and uncertainties include, but are not limited to, risks associated with: ManpowerGroup's ability to successfully integrate Ciber Spain; execution of plans and strategies; the inability to successfully complete the transaction, and other important factors that could cause results of the acquisition and related transactions to differ materially from the forward-looking statements detailed in ManpowerGroup's public filings with the SEC, including its most recent Annual Report on Form 10-K. ManpowerGroup disclaims any obligation to update any forward-looking or other statements in this release, except as required by law.
Ciber, Inc.’s Cautionary Statement Regarding Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 relating to Ciber’s operations, results of operations and other matters that are based on Ciber’s current expectations, estimates, forecasts and projections. Words, such as "anticipate," "believe," "could," "expect," "estimate," "intend," "may," "opportunity," "plan," "positioned," "potential," "project," "should," and "will" and similar expressions, are intended to identify these forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are based on assumptions as to future events that may not prove to be accurate. For a more detailed discussion of these risks, see the information under the "Risk Factors" heading in Ciber’s Annual Report on Form 10-K for the year ended December 31, 2015, and Ciber’s Quarterly Report on Form 10-Q for the three months ended September 30, 2016, and other documents filed with or furnished to the Securities and Exchange Commission. Other than as required by law, Ciber undertakes no obligation to publicly update any forward-looking statements in light of new information or future events. Readers are cautioned not to put undue reliance on forward-looking statements.

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Media Contacts

Montse Moliner
ManpowerGroup Spain
+34 934 591 819
montse.moliner@manpowergroup.es

Scott Kozak
Ciber
303-967-1379
skozak@ciber.com